Exhibit 10.2

AGREEMENT FOR THE PURCHASE OF DEBTS

A.

PARTIES

This Agreement is between us, HSBC Invoice Finance (JK) Ltd - Registered Number:

759657 of Farncombe Road, Worthing, Sussex, BN11 2BW, and you, the client named in the Client Particulars set out in Clause P.

B.

DATE

This Agreement is made on the day the last of you and us signs it.

C.

AGREEMENT

C1.

You agree to sell and we agree to buy, on and from the commencement date, all debts existing on that date and future debts arising from your contracts of sale entered into under whatever trading name you may ever use with those of your customers named or described in clause H.8. and any other customers  subsequently agreed between you and us.

C2.

The sale and purchase of your debts shall be on the terms set out below and in our standardterms and conditions ("the Conditions") which are supplied with and form part of this Agreement. You have had the prior opportunity to take independent legal advice, on your and our rights and obligations. You have therefore entered into this Agreement on the basis that you have read and understood it.

D.

DEFINED EXPRESSIONS

An expression, used in this Agreement and/or in the Conditions, is to have the meaning given to it under Condition 33, if it appears there. References to clauses are to those in this Agreement and to conditions are to those in the Conditions.

E.

SERVICE SELECTED

You have selected the following service(s) which is/are more fully described in the Conditions:

Finance

Credit Management

Credit Protection

F.

BASIC TERMS OF OUR FINANCE SERVICE

F.1

Prepayment Facility (See Condition 33):

75 per cent

F.2

Discounting Allowance (See Conditions 18 and 33):

2.5 per cent under Base Rate

F.3

Discounting Charge (See C onditions18 and 33):

2.0 per cent over Base Rate

F.4

Concentration Limit (See Condition 33):

30 per cent

G.

BASIC TERMS OF OT]R CREDIT PROTECTION SERVICE

G.1

Credit Protection Percentage (See Condition 33 - Definition of Credit Protected Debt):

100 per cent

G.2

First loss (See Condition 33):

£500

H.

BASIC TERMS APPLICABLE TO ALL SERVICES

H.1

Commencement date (See Condition 33):

9 September 2002

H.2

Notice of Assignment Provisions (See Condition 7):

Notice is to be given to all customers named or described in Clause H.8

H.3

Non Notifiable Debts in addition to those already specified in Conditions 21.1(o) and 21.1(p) (See Condition 33):

Debts arising from sales to your customers on cash with order and pro forma terms

H.4 Your Business (See Condition 20.2(f)):

PCB Manufacturers

H.5  Your Payment Terms (See Condition 20.2(g)):

 Not exceeding 75 days from date of invoice

H.6

 Service Charge, exclusive of value added tax (See Conditions 17.1 and 33):

 0.855 per cent

H.7

 Minimum Annual Service Charge, exclusive of value added tax (See Conditions 17.2 and 33):

 £76,950

H.8

 Agreed Customers (Clause C.1):

 All customers located in the British Isles

H.9

 LedgerlineTM service to be provided (Conditions 8.4 to 8.7 and 33):

 Yes

H.10 Data Exchange by EDI (Conditions 8.4 to 8.7 and 33):

 Yes

I.

VARIATIONS AND EXCLUSION OF PRIOR AGREEMENTS

The terms of this Agreement are the only terms agreed between you and us. They exclude all earlier agreements, warranties and representations, however made. No variation of this Agreement shall be effective unless it is in writing and signed by us.

J.

DURATION

This Agreement shall continue for twelve months. Thereafter it will continue until ended by either you or us giving to the other not less than three months written notice. We shall also have the right to end this Agreement by written notice to you at any time after a termination event has occurred.

K.

OWNERSHIP AND TRUST OF DEBTS

Each debt in existence on the commencement date shall belong to us on that date. Each debt coming into existence on a later date shall belong to us the moment it is created. Where any associated rights come into existence after the creation of the debts, they shall belong to us the moment they arise. You will hold on trust for us any debt which, for any reason, fails to be transferred effectively to us.

L.

POWER TO ACT ON YOUR BEHALF

L.1

As security for the performance of your obligations under this Agreement, you irrevocably appoint us, any of our directors and officers, jointly and each of them severally, to act with your full lawful authority, for the purpose of signing any deeds and documents, completing or endorsing any instruments, conducting or defending any proceedings or taking such other steps which we may consider necessary or appropriate in order to:

(i)

obtain payment of, or perfect our ownership of, any debt; or

(ii)

secure performance of any of your obligations.

This power to act shall last until this Agreement has come to an end and all sums due to us have been paid; it will continue in force even if you may become insolvent or otherwise  unable to act in your own right in any way.

L.2

You also irrevocably appoint any assignee of ours to act as above.

M.

CHANGES IN CONSTITUTION

This Agreements hall remain effective until ended in accordance with clause J despite any change in your or our name or constitution.

N.

GOVERNING LAW AND JURISDICTION

The relationship between you and us is to be governed and interpreted by English law. You accept the jurisdiction of the English courts. However, we may in our discretion select any court of competent jurisdiction in which to pursue our rights.

O.

SPECIAL TERMS

P.

None

Q.

CLTENT PARTICULARS

NAME: AXlOM MANUFACTURING SERVICES LTD

COMPANIES REGISTRY NO: 03383537

PRINCIPAL PLACE OF BUSINESS:

TECHNOLOGY PARK, NEWBRIDGE, GWENT, NP11 5AN

To indicate your and our respective consents to these terms both you and we have executed this document as indicated below.

 SIGNED and DELIVERED as a Deed on  2 August, 2002

by AXIOM MANUFACTURING SERVICES LTD

acting by   Trevor Wilkinson                                    /s/ Trevoe Wilkinson

(print full name of Director above)                      Signature of Director

a Director

and           Paul Pursey                                      /s/ Paul Pursey

(print full name of second Director

Signature of *Director/Company Secretary

         or Company Secretary above)

*a Director/its Company Secretary

*Please delete as applicable

The Common Seal of HSBC INVOICE FINANCE (UK) LTD

was affixed to this Deed on the 3rd day of July, 2002 in the presence of Director/Authorised Signatory (with two signatures)

Standard terms and conditions

Issued: 24th October 2001

1.

GENERAL

1.1.    Any headings are provided for convenience and do not form part of this Agreement, including these conditions.

1.2.   These Conditions apply to any of the following services provided by us:

(a) Finance Service:  We give you the benefit of prepayments.

(b)  Credit Management Service:  We provide services in respect of the collection of debts, customer management and maintenance of a sales ledger. You may select all or some parts of this service.

 (c)  Credit Protection Service:  We will buy, without recourse to you, those undisputed debts which we designate as credit protected even if we are unable to collect them because of your customers' inability to pay.

1.3.

This Agreement shows which service or services we are to provide to you. Our Credit Protection Service is only available in conjunction with at least one other of our services.

1.4.

Where you have not selected our Credit Management Service you will be our agent for the collection of debts. You will also be our agent for the collection of non notifiable debts. Your agency will be regulated by these Conditions.

1.5.

Even though this Agreement may specify that notice of assignment will not normally be given to some or all of your customers, these Conditions allow us to give such notice in the circumstances described later on.

2.

PAYMENTS, PREPAYMENTS AND AVAILABILITY

2.1.

Your right to payment in respect of any purchased debt is exercisable only by withdrawal from your current account as provided by Condition 2.2 and within the limits and subject to the restrictions imposed by these Conditions.

2.2.

You may take from your current account, up to the amount of your availability:

(a) payment, towards the purchase price, equal to amounts received by us from customers and amounts otherwise due to you under our Credit Protection Service, if you have selected it; and

(b) prepayments up to the amount of your prepayment facility. At our discretion, we may allow withdrawal of additional sums up to the total credit balance on the current account.

2.3.

You will pay us immediately on demand either:

(a)  any current account debit balance; or

(b)  any amount by which the retention exceeds your current account credit balance at any time.

2.4.

Following a termination event or our reasonable belief of such an event or service of any notice to end this Agreement, we may:

(a)  without notice reduce or withdraw the prepayment facility (and the retention on the current account shall accordingly be increased); and

(b)  require you to repay to us any prepayments made in respect of debts remaining unpaid.

2.5.

We shall not be obliged to make any prepayment in respect of any non notifiable debt and may at any time recover from you any such payment.

2.6.

Your right to make withdrawals from your current account shall be treated as ceasing immediately prior to any attachment or garnishee against monies due by us to you. Furthermore, you may not make a withdrawal from your current account whilst insolvency proceedings are pending against you.

3.

FUNDING LIMITS (Applicable only to our Finance Service)

3.1.

At our discretion, we shall establish a funding limit for any customer requested by you and give you notice of it. It shall apply only to the customer named by us.

3.2.

At our discretion, we may increase, reduce or cancel any funding limit by oral or any other notice to you. Such notice shall have immediate effect.

3.3.

If at any time a customer owes an amount which is more than our specified funding limit, then the debts payable by that customer to be treated as eligible debts shall be those first due for payment up to the amount of the funding limit.

3.4.

Upon the ending of this Agreement or, at our discretion, following a termination event, all funding limits shall automatically be reduced to zero.

4.

 PURCHASE PRICE OF DEBTS

4.1.

The purchase price of each debt shall be the gross amount of that debt less:

(a) the value of any credit note issued to the customer;

(b) the amount of any other deduction, discount or allowance taken or claimed by the customer;

(c) any discounting and other charges (excluding service charges) payable to us under this Agreement, so far as attributable to the debt; and

(d) bank charges incurred by us in collecting and/or converting into sterling any foreign currency debt.

4.2.

The purchase price of a foreign currency debt shall be calculated in sterling or such other currency as we may agree with you.

4.3.

If we agree that the purchase price is to be calculated in any currency other than that in which the debt is expressed, then:

(a)  the purchase price shall be provisionally calculated at the rate of exchange quoted to us (or, at our discretion, at the rate of exchange quoted to you by your bankers) at the time of notification; and

(b)  the purchase price shall be finally calculated at the rate of exchange quoted to us on the date when you may take the balance from the current account in accordance with the provisions of Condition 6 or, where applicable, we exercise recourse; and

(c)  any gains or losses resulting from fluctuation in exchange rates will be for your account.

5.

CREDIT PROTECTION  (Applicable only to our Credit Protection Service)

5.1.

We will provide credit protection for your debts within credit protection limits, up to the credit protection percentage.

5.2.

At our discretion, we shall establish a credit protection limit for any customer requested by you and give you notice of it. It shall apply only to the customer named by us.

5.3.

At our discretion we may increase, reduce or cancel credit protection limits by oral or any other notice to you. Such notice shall have immediate effect.

5.4.

If we reduce or cancel a credit protection limit, then we shall continue to provide credit protection in respect of any existing credit protected debts payable by the relevant customer. However, this will only apply if the goods have been delivered prior to receipt of the notice referred to in Condition 5.3 (provided that such debts do not become unprotected under Conditions 5.6 or 5.7).

5.5.

If at any time a customer owes an amount which is more than our specified credit protection limit, then the debts payable by that customer to be treated as credit protected debts shall be those first due for payment up to the amount of the credit protection limit.

5.6.

We will not provide credit protection in respect of any particular debt if:

(a) it is for the time being (when totalled with all unpaid debts owing by the same customer) outside a credit protection limit; or

(b) you are in breach of any warranty or undertaking to us relating to it (including debts in any way disputed by customers); or

(c) it is an unprotected debt or within the first loss; or

(d) it is a non notifiable debt or it is in respect of interest; or

(e) one of the reasons that the customer is unable to make a remittance is any event of force majeure.

5.7.

Upon the ending of this Agreement or, at our discretion, following a termination event:

(a) all credit protection limits shall be reduced to zero; and

(b) all debts then outstanding shall become unprotected.

6.  CREDIT PROTECTED AND UNPROTECTED DEBTS

6.1.  Where we have agreed to give you our Credit Protection Service, you may take payment of the balance of the purchase price of each credit protected debt (whilst it continues to be a credit protected debt) from the current account, up to the amount of your availability, on the earlier of:

(a)  receipt of a remittance from the customer (up to the value of such remittance); or

(b)  120 days after the debt becomes overdue for payment (except for those debts already in existence at the commencement date); or

(c)  our being advised of the insolvency of the customer.

6.2.  We may at any time, at our discretion, give you written notice that at the expiry of such period as we may choose (being not less than one calendar month):

(a)  the period of 120 days specified Condition 6.1 (b) is either shortened or lengthened by such period as we may choose; or

(b)  we will operate this Agreement on the basis that Condition 6.1 (b) shall have no further effect.  Notice given under this condition will not affect a credit protected debt where the goods or services have been delivered prior to the expiry of such notice.

6.3.  If we may have paid you the balance of the purchase price of a credit protected debt under either Condition 6.1(b) or (c), but the debt later becomes unprotected, then we shall debit the purchase price to your current account.

6.4.   If you have not selected our Credit Protection Service, all debts will be treated as unprotected debts.

6.5.   You may take the balance of the purchase price of each unprotected debt from your current account, upon our receiving a remittance from your customer. up to the value of such remittance. Any amount you take must be within your availability.

7.    NOTICES TO CUSTOMERS

7.1.  You will give notice to those of your customers specified in Clause H.8, of the assignment to us of the debts payable by them. We shall specify the form of such notice.

7.2.   However, where Clause H.2 of this Agreement indicates that notice of assignment will not be given, we may still require that your customers are given such notice by you or us after the ending of your agency under Condition 9.2.

7.3.   Where you have selected both our Finance Service and our Credit Protection Service (but not our Credit Management Service), if a debt is unpaid 60 days (or such other period as we may specify in writing) after its due date for payment, you will give notice to the relevant customer that all unpaid debts owing by it have been assigned to us.

7.4.   If you do not give the notice referred to in Conditions 7.2 or 7.3 within 7 days of the required date, all debts owing by the relevant customers will become unprotected.

7.5.   Without prejudicing our right to require you to give notices to customers, you irrevocably authorise us to give such notices, whether in your or our name.

8.   SALES LEDGER MANAGEMENT, DELIVERY OF RECORDS, LEDGERLINETM AND EDI

8.1.    Where you have selected our Credit Management Service or where your agency to collect debts has been terminated, we will manage your sales ledger accounts in respect of notified debts and provide you with information thereon. Wherever possible, debts will be collected in a manner discussed between you and us but we shall always have an overriding right, under Condition 9.1, to collect debts in the manner considered by us as most appropriate.

 8.2.   Where you have been appointed as our agent for the collection of debts you will promptly enter into your books of account details of each debt upon its coming into existence. In all your books and records you will indicate prominently that the debts have been assigned to us. You will send us by the fifteenth day of each month (or such other day as we may notify you) in a form approved by us:

(a)  an aged analysis of all unpaid notified debts by reference to each customer;

(b)  copy of your sales ledger control account;

in each case made up to the last day of the preceding month.

8.3.   Following our request, you will immediately deliver to us such of your ledgers, books of account, computer data, electronic records and documents recording or evidencing your debts as we may specify.

8.4.   Where we have agreed to provide you with Ledgerline, it shall be on the basis of a non transferable licence to use the information and services described in the Ledgerline User Guide. Where we have also agreed that certain data may be exchanged between you and us by EDI, then the transmission of such data will be regulated by the relevant rules and standards set out in the Ledgerline User Guide. You will:

(a) use any dedicated software, whether or not provided by us, only for the purpose of obtaining and usingthe information and services described in the Ledgerline User Guide and any other use approved by us;

(b) keep confidential to you:

(i)  any information obtained through LedgerlineTM or EDI, and not disclose it to any third party unless you have our written consent; and

(ii)  any passwords given to enable you to access or use LedgerlineTM or EDI:

(c)  maintain any hardware provided by us in good working order, free of any claims by third parties, and keep it comprehensively insured to its full replacement cost for our benefit;

(d)  allow us to inspect and check any hardware or software provided by us and, if necessary, enter upon your promises to do so;

(e)  not remove the hardware from the premises at which it is initially installed without our prior consent;

(f)  return to us immediately upon request any hardware or software provided by us (unless you have purchased it from us) and, should you fail to do so, pay us the full replacement cost;

(g)  comply with the terms of any licence required in respect of software provided by us or any third party and not infringe any copyright relating to such software;

(h) pay all telephone costs for installation, links and access;

(i)  indemnify us against any toss or damage sustained by you or us arising from the provision or use of Ledgerline or EDI or breach of your obligations in respect of them;

(j)  comply with such other requirements relating to Ledgerline and F.DI as we may from time to time prescribe, particularly those set out in the Ledgerline User Guide.

8.5.  We may at any time withdraw Ledgerline or wholly or partly suspend it. We may, from time to time, amend the information and services described in the Ledgerlinc User Guide.

8.6.  We may, at any time, at our discretion by notice to you, cancel your licence to use Ledgerline or EDI. It shall also be cancelled immediately upon the ending of this Agreement.

8.7.  Other than through the negligence or fraud of any of our officers, we will incur no responsibility or liability (including for consequential loss) in respect of or arising from the use of Ledgerline or EDI including, but not limited to, any consequences of:

(a) transmission of incorrect information or data;

(b) our failure to receive instructions, information or data from you;

(c) any software supplied by us or a third party failing to meet its intended purpose;

(d) the exercise of our rights under Conditions 8.5 and/or 8.6.

9.   COLLECTION OF DEBTS

9.1.  We shall have the sole right to collect and enforce payment of any debt bought by us in whatever way we choose. We may start, carry on and defend proceedings but nothing shall oblige us to take any such proceedings. We may negotiate a settlement, in our or your name, relating to any debt and you will accept any reduction in or extinction of the purchase price which may result from this or from any decision by us to treat any debt as uncollectable.

9.2.  If we wish to exercise our rights under Condition 9.1 in respect of non notifiable debts, or whilst you have our agency to collect debts, we will give you prior notice. Such notice shall end your agency to collect the debts specified in the notice. Until then you will act, at your expense, as our agent for the purpose of collecting and enforcing payment of all debts and administering customers’ accounts.  You will act promptly and efficiently in so doing.

9.3.   During your agency to collect debts, you will not, except as specified in Condition 10.2, hold yourself out as our agent for any other purpose. After termination of such agency you will not hold yourself out as our agent for any purpose.

9.4.   Any remittance received by you relating to a non notifiable debt may be retained by you unless we have  previously told you to notify us of the relevant debt. The remittance shall be treated as a payment against the purchase price of the debt.

10.   FORMAL ASSIGNMENT AND OWNERSHIP OF GOODS

10.1. We may at any time ask you to complete, sign and deliver a written assignment of any debt, in a form approved by us. You will also sign and deliver any other documents we may need and take such other action as we may reasonably require so that the purposes of this Agreement may be carried out. The costs, including any stamp duty, shall be your responsibility.

 10.2. If you notify us of any debt at a time when the relevant goods remain in or have returned to your possession, then your ownership (if any) of those goods shall automatically belong to us. This shall not affect our rights arising from any breach of Condition 20.2(c). Until we tell you otherwise, you shall have the right, as our agent, to pass title to your customer in accordance with your terms of trade.

11.   REPOSSESSED GOODS AND ENFORCEMENT OF OTHER ASSOCIATED RIGHTS

11.1. All goods which are returned to or repossessed by you relating to a debt bought by us shall be promptly notified to us, marked with our name as owner and, upon request, delivered to us or at our direction, meanwhile you will keep them separate from your own assets. We may take possession of them at any time and for that purpose enter upon any premises under your control.

11.2. We may deal with any returned or repossessed goods and other associated rights in whatever way we believe appropriate. Any net proceeds arising from such dealings shall be treated as a payment on account in respect of the relevant debts.

12.   YOUR ACCOUNT WITH US

12.1. We shall maintain a current account in your name to record dealings between you and us. In particular, the purchase price of debts shall be credited to your current account upon notification, and all payments and prepayments we make to you or on your behalf shall be debited to your current account. For administrative convenience we shall credit you with the notified value of debts and make any necessary adjustments later on.

  12.2. We shall debit your liability to the current account.

   12.3. We shall also maintain a discounting account, which shall be a memorandum account, for the purpose of calculating discounting allowances and discounting charges. We shall record in this account all sums paid by us to you, all sums received by us in respect of debts, and your liability.

 12.4. We will send you, each month, statements of the current account and of the discounting account. These shall be treated as correct and binding on you, except for those errors which are manifest or of which we receive your written notice within 10 days of the date of our despatch.

13.   NETTING, SET OFF AND COMBINATION OF ACCOUNTS

13.1.  Upon the occurrence of a termination event or the ending of this Agreement we shall have the right to net off your liability, to the extent not already debited to the current account against sums due by us to you.  Such liability and sums, together with the items in the current account, shall be treated as being consolidated in a single current account. Any debit balance arising from such treatment shall become immediately payable to us and any credit balance shall become immediately payable to you.

13.2. We may at any time set off your liability to us against our liability to you and/or combine any accounts according transactions between you and us. Any part of your liability expressed in a foreign currency may be converted into sterling, at the rate of exchange prevailing at the time of setoff or combination of accounts.

14.   ALLOCATION OF RECEIPTS AND ALLOWANCES

14.1.  We may allocate any remittance received from (or any credit or allowance granted to) a customer against the debts payable by that customer in the manner we consider most appropriate. In particular where credit protected and unprotected debts shall be owing by the same customer, we shall allocate any remittance received from (or any credit or allowance granted to) the customer towards discharge of any credit protected debt in priority to any unprotected debt. However, such provisions shall be subject to Condition 14.2. Our rights under this Condition shall override any appropriation by the customer or you.

14.2. Any dividend received, following the insolvency of a customer, shall be allocated between us and you pro rata to the amount of credit protected and unprotected debts owing by the customer at the date of insolvency.

15.   CUSTOMER CREDIT BALANCES

15.1.  You irrevocably authorise us to make payment, to any customer, of amounts equal to any credit balance on that customer's account.

16.  CERTIFICATION OF BALANCES

16.1.  Any certificate as to the total of the balances on the current account or discounting account or any account charges or any credit balances on any customer's account, signed by any director or other authorised signatory of ours shall, in the absence of manifest error, be conclusive evidence of the correctness of the certified amount.

17.   SERVICE AND OTHER CHARGES PAYABLE BY YOU

17.1.  We shall charge you a service charge. This will be:

(a) in respect of every debt upon notification - a sum equal to the percentage specified in Clause H.6 of the gross amount of the debt; and/or

(b) such other amount as may be specified in Clause H.6.

17.2.  If the total of the service charges payable in any year shall be less than the minimum annual service charge then an additional charge will be made for the shortfall. We may estimate and charge such difference monthly (or at such longer period as we may decide). Any necessary adjustment will be made at the end of the year in question.

17.3.   If this Agreement comes to an end after the first year then the minimum annual service charge payable by you may, at our discretion, be reduced to an amount which is pro rata to the portion of the year that has passed.

17.4.   If this Agreement shall be ended following a termination event, we shall be entitled to charge you the extra costs of collecting debts. Such extra costs shall be five per cent of the gross amount of debts outstanding on any date we choose after the termination event.

17.5.   Unless otherwise agreed, the service charge in relation to any foreign currency debt shall be calculated in sterling at the rate of exchange supplied by our bankers on the date of notification.

17.6.   We shall charge to you all bank commissions and charges incurred by us in maintaining any bank account (in your name) held in trust for us, and in collecting remittances for which our bankers made a specific charge.

17.7.   After the commencement date, any variation agreed to the terms or this Agreement will incur a variation fee.

17.8.   There will be no charge for monies paid to you through the Bankers Automated Clearing System. However, any payment made for same day value will incur an additional fee at our published rate in force at the time of transfer.

17.9. Should we agree that you may draw funds in excess of your availability, then we may charge an additional arrangement fee.

18.  DISCOUNTING ALLOWANCES, DISCOUNTING CHARGES AND VALUE DATES

18.1. We will credit you monthly with a discounting allowance at the rate specified in Clause F.2. and debit you monthly with a discounting charge at the rate specified in Clause F.3. In each case the respective allowance or credit will be shown on the discounting account.

18.2. Discounting allowances and discounting charges will be calculated on the net daily balances on the discounting account by reference to the value date of the relevant transactions. Value dates are to be determined as follows;

(a)  our payments to you shall be debited as follows:

(i)  if the payment is made into an account held by HSBC Bank plc. two working days after the date on which we instruct our bankers to effect the transfer; or

(ii)  in respect of all other payments, on the date that we instruct our bankers to effect the transfer (payment will usually be credited by your bankers two working days later);

(b) remittances received by us shall be credited as follows:

(i)  cheques capable of routine collection through the English Banks Clearing System - two working days following the date on which the relative remittance shall be received at our offices (or, if post dated, two days following its date of presentation for payment) or the date on which the relative remittance shall be paid into a bank by you in accordance with the provisions of Condition 21.1.(i), provided that in all cases the remittance is honoured on first presentation;

(ii) cheques other than those described in (i) above - the date on which we shall receive notice that the relative remittance has been cleared for value;

(iii) payments by electronic transfer - the date on which we shall be given value by our bankers;

(iv) any other form of payment, or if we are prevented from carrying out our normal procedures for handling remittances by reason of an event of force majcure - the date on which we receive the notice that the relative remittance shall have been cleared for value.

19.   ASSIGNMENT AND SECURITY CREATION BY YOU AND YOUR ASSOCIATES

19.1.  Until this Agreement is ended and your liability to us has been paid, you will not, and you will ensure that any parent, subsidiary or associated company of yours will not, without our prior written consent:

(a)  sell, assign, mortgage, charge, declare in trust or otherwise deal with your debts or their receivables which exist or come into existence on or after the commencement date, or your rights under this Agreement;

(b)  subcontract the performance of any of your obligations to us.

20.  YOUR WARRANTIES TO US (See also Condition 32)

 20.1. You warrant that before entering into this Agreement you have disclosed to us all facts and matters which are or ought to have been known to you and which might in any way have influenced our decision to enter into this Agreement. In relation to you, your present directors, partners, members of a limited liability partnership or any person in accordance with whose directions your directors or management are accustomed to act, such warranty includes disclosure of;

(a)  any past insolvency of a company or firm of which you or they may at any time have been directors, partners, members of a limited liability partnership or shadow directors (as such term is defined in the Insolvency Act 1986); or

(b)  any past or present insolvency or disqualification from acting as a director, partner or member of a limited liability partnership of you or they; or

(c)  any criminal conviction (other than for motoring offences not punished by a term of imprisonment), of you or they, which is not spent in accordance with the Rehabilitation of Offenders Act 1974.

20.2.  You further warrant, in respect of or in connection with each debt notified to us by you, that:

(a)  no other person has or will have any right to the debt;

(b)  no mortgage, charge, lien, trust, pledge or other encumbrance or any tracing or other equitable right affects the debt, except in our favour;

(c)  the goods have been delivered and, except as otherwise stated in the contract of sale, you or the customer have unencumbered title to them;

(d)  no right of set-off or other right (including a ban on assignments) exists or may exist that will reduce or extinguish the notified value of the debt or affect our ability, in our name, to collect the debt;

(e)  the debt is and will continue to be until discharge an existing, enforceable and undisputed obligation of your customer;

(f)  the debt arises out of the sale of goods by you to your customer in the ordinary course of your business, specified in Clause H.4 or represents interest that you are entitled to claim from the relevant customer under the terms of the Late Payment of Commercial Debts (Interest) Act 1998 and that if the debt is in respect or interest you have not relied on any statement or representation by us about the customer or its liability in respect of such interest in making that claim;

(g)  except as otherwise approved by us in writing, the debt is payable in accordance with your payment terms set out in Clause H.5; such terms are endorsed on every invoice delivered by you and do not allow the customer to claim a prompt settlement discount exceeding five per cent;

(h) the debt arises under a contract of sale governed by English law (or such other law approved by us in writing) and which requires payment to be in sterling (or such other currency approved by us in writing);

(i) the customer has an established place of business and is not an associate;

(j)  if the customer becomes insolvent, then the person having the duty to administer the estate will accept proof of the debt for its full notified value;

(k) you are not in breach of your obligations to the customer;

(l)  there are and will be no contracts between you and the customer, other than your contracts of sale;

(m) the person signing or delivering the notification on your behalf has your authority to do so; and

(n)  the original invoice has been delivered to the customer, bearing, if required, a notice that it has been assigned to us.

21.  YOUR UNDERTAKINGS TO US (See also Condition 32)

21.1. Until this Agreement comes to an end and all sums due to us have been discharged, you undertake;

(a) immediately to disclose to us:

(i) details of any change or contemplated change in the control or ownership of your company or business; and

(ii) all facts and matters which might in any way influence our decision as to the continuance of this Agreement, the making of any payment or prepayment, the establishment, cancellation or variation of any credit protection limit, funding limit, concentration limit or prepayment facility, and

(iii)  details of any insolvency proceedings threatened or pending against you;

(b) to provide us with:

(i)  the full and correct name and address of the customer and such other information relating to the customer as we may reasonably require; and

(ii)  satisfactory evidence (including proof of delivery) of your performance of the contract of sale and all other obligations to the customer; and

(iii)  at your expense, all such assistance and co-operation as we may require in relation to our collection and enforcement of debts, including all evidence and witnesses needed by us.

(c)  following delivery of the relevant goods, immediately to:

(i)  notify us of the debts, in the way required by us; and

(ii)  record the sale of the debts to us in your books of account;

(d)  to ensure that:

(i)  notice of assignment of the debt is printed on each invoice if required and is also given in any other way we request; and

(ii)  each invoice contains details of your payment terms; and

(iii)  all invoices, credit notes and similar documents issued by you to any one customer are expressed in the same currency; and

(iv)  any warranties, given by you to us, shall remain effective and unaltered until all sums due to us, shall be discharged and to notify us immediately you become aware of the breach of any such warranties; and

(v)  in relation to Condition 4.3 (a), any provisional calculation of the purchase price of a debt made by you at the rate of exchange quoted to you by your bankers is an accurate calculation of the relevant amount at the time of notification; and

(vi)  if the debt is in respect of interest, it is separately notified to us;

(e)   to perform punctually all your further or continuing obligations to the customer (including carriage and shipping charges) and to permit us, at your expense, to perform such obligations in the way we consider appropriate and to assist us in, and be bound by, our performance;

(f)  (i) if you have selected our Credit Management Service - to provide us promptly with copies of all credit notes issued to customers; and

(ii)  if you have selected services which do not include our Credit Management Service - to provide us promptly with details of all credit notes issued to customers; and

(iii) whatever service has been selected and without affecting our rights arising from any breach of your warranties - not to issue any credit note without our prior approval, following notice from us to that effect;

(g)  to notify us, promptly in writing, of any dispute between you and the customer and to make all reasonable endeavours immediately to resolve that dispute;

(h)  to open, upon our request, a bank account in your name, held in trust for us, where our officers shall irrevocably be appointed as the only authorised signatories;

(i)   to hold as trustee for us, and keep separate from your own monies, any remittances which may be received by you in respect of any debt; to deliver immediately to us (except for remittances retained by you under Condition 9.4) the identical remittance or (if required by us) to pay the same (properly endorsed if need be) either:

(i)  into our bank account; or

(ii) into a bank account in trust for us in accordance with Condition 21.1(h);

(j)  to supply us, promptly upon request, with such financial information about you and your operations, in such format and with such certification as we may require and. if so required, to procure that your auditors report directly to us;

(k)  upon our request, to:

     (i) execute any additional documents and do any other acts or things needed to carry out the purposes of this Agreement; and

     (ii) deliver to us immediately any items included within the associated rights:

(l)  Repay to us on demand:

(i)  any current account debit balance; and

(ii)  any amount by which the retention exceeds the current account credit balance; and

(iii)   the purchase price of any unpaid unprotected debt at any time after the due date for payment by   the customer;

(m)   to comply with our procedures for the efficient working of the arrangements between you and us, including giving such instructions and indemnities to our bankers as they may require for the collection of non transferable instruments;

  (n)  to allow any representative or agent of ours, at all reasonable times to enter any premises at which you carry on business, to inspect, verify and check all such books, accounts, computer and other records, orders, correspondence and other documents as we may require and to copy, at your expense, such of them as we may decide;

(o)

not to notify us, until we tell yon, of any debt which, at the commencement date, shall be:

(i)

more than 12 months old; or

(ii)  payable by an insolvent customer; or

(iii)  in the hands of a solicitor, debt collector or other third party for collection; or

(iv)  disputed in any way;

(p)

not to notify us until we tell you of any debt existing at the commencement date or coming into existence after that date, which:

(i)   is or shall be payable by an associate; or

(ii)   is or shall be the subject of any known or expected counterclaim or set off by the customer; or

(iii)   arises from a contract of sale by which:

(1) goods are supplied on approval or on sale or return; or

(2) ownership of the goods or documents of title are transferred to your customer whilst the goods remain in your possession or under your control; or

(3) the due date for payment is fixed by reference to the date upon which ownership of the goods passes and not to the date physical delivery; or

(4) tooling is provided which is intended to remain indefinitely at your premises or under your control; or

(iv) is described in Clause H.3 as non notifiable; or

(v)  may be agreed by you and us, subsequent to the commencement date, as being a non notifiable debt but if we do tell you to notify us of any of the debts referred to in this sub-condition and sub-condition

(o)   above, then you will separately notify us of such debts, accompanied by a statement specifying which warranties and undertakings given in this Agreement you cannot comply with;

(q)

not, without our prior written consent, to:

(i)  disclose to any customer or any other person information from us relating to customers or details of, or reasons for, any funding or credit protection limits; or

(ii)  vary your standard terms of business or vary any contract of sale following notification of a debt arising under it, or

(iii)  enter into any further contract of sale with any customer if we have been unable to collect a credit protected debt payable by that customer within 120 days of its due date for payment, until such debt has been discharged; or

(iv)  appoint any person as agent for the collection of payment; or

(v)  appoint any persons as your agent for the delivery of goods following our written notice to this effect; or

(vi)  enter into any contract of sale under which:

(1) any payment is to be made or any invoice is to be issued to a customer before all the goods ordered have been delivered; or

(2) delivery of the goods is to be spread over a period exceeding 60 days; or

(3) any payment is to be made or any invoice is to be issued to a customer more than six months after delivery, or over a period longer than permitted by any currency exchange control or other regulations affecting the customer's ability to discharge the debt.

21.2. You will indemnify us against all losses, expenses, costs, actions, claims, damages and demands arising out of the breach of any of your obligations to us.

22.  COMMUNICATIONS WITH CUSTOMERS AND THIRD PARTIES

22.1. You irrevocably authorise us to:

(a)  communicate with customers as we think fit, for any purpose including the obtaining of your customer's consent to the taking up of references; and

(b)  provide your bank, auditors, accountants, other professional advisers and any credit insurers with such information as they may require about your accounts with us; and

(c)  provide any Group Company with such information as they may require; and

(d)  obtain from your bank, auditors, accountants, other professional advisers and any credit insurers such information as we may require; and

(e)  obtain from any Group Company such information as we may require; and

(f)  exchange information with any bank with whom you have an agreement to gain access via a modem to that bank's computer and with whom we have a similar agreement.

22.2. If you have our agency to collect debts, we will exercise our rights under Condition 22.1(a) only for the purposes of confirming that notified debts comply with your warranties and undertakings to us and for such other purposes to which you shall have consented.

22.3. You warrant that you have authorised the persons referred to in Condition 22.1(d) and (e) to give us such information.

23. PARTNERSHIPS AND SOLE TRADERS

23.1. Where you are formed as a partnership (other than a LLP formed under the Limited Liability Partnership Act 2000) then the provisions of this Condition 23 shall additionally apply.

Your undertakings and warranties to us shall be deemed to be given by each of you. Your obligations to us shall be joint and several.

23.2. You warrant that the persons signing this Agreement comprise all your partners.

23.3. You undertake:

(a) to take all steps necessary to enable us to register this Agreement at the Bills of Sale Registry and to permit us, at your expense, to take all steps as may at any time be necessary to renew or vary such registration: and (b) to notify us promptly in writing if:

(i)  at any time a partner for any reason ceases to be a member of your partnership; or

(ii)  you take a new partner; or

(iii)  you change your trading style or adopt another style; and in each case to promptly sign such further documents as may be needed.

23.4. Provided that the notification in Condition 23.3 (b)(i) has been given, then your former partner shall have no obligation to us for matters occurring after the date of retirement or the date we receive notice of retirement, whichever is the later, but shall remain fully liable to us for all matters occurring prior to that date.

23.5. We shall be entitled:

(a)  to release or conclude an agreement with any one or more of you, without affecting our rights against the others; and

(b)  to treat a notice or demand by us, to any of you, as a notice or demand given to all of you; and

(c)  to treat a notice or demand by any of you, to us, as a notice or demand given by all of you (but we shall not be obliged to treat a notice or demand in such a way); and

(d) to treat this Agreement as binding upon any executor, administrator or personal representative of any of you and upon any committee, receiver, trustee or other persons acting on behalf of any of you; and

(e)  if we choose, to account to you and/or exercise all rights of set-off against you, despite any change in your partnership.

23.6.   If you are a sole trader Condition 23.5(d) will apply and you will:

(a)  see our consent before entering into a partnership; and

(b)  comply with Conditions 23.3 (a) and 23.3(b)(iii).

24.   VALUE ADDED TAX AND DIVIDENDS

     24.1.   Where the terms of the VAT Bad Debt Scheme apply to a credit protected debt, we may reassign the debt to you and/or lodge in your name a proof of debt in the customer's insolvency and then:

(a)  you will hold on trust for us a proportion of any dividend or other sum received equivalent to the protected part of the debt; and

(b) you will immediately pay to us the proportion of any value added tax reclaimable by you under the VAT Bad Debt Scheme which relates to the credit protected part of the whole debt.

 24.2. For administrative convenience, we may debit the current account with any amounts that may become payable to us under Condition 24.1(b) when payment of the balance of the purchase price is made under Condition 6.1(b) or (c).

25.  ASSIGNMENT BY US

25.1. We may assign all or any of our rights under this Agreement. This includes our rights to any debt and our power to act under Clause L. You will at our request, execute an assignment of any of the debts purchased by us to such persons as we may direct.

26.   RECOURSE

26.1. We may exercise recourse (even though we may have already paid you the purchase price) in respect of:

(a) all or any debts (including credit protected debts/ following:

(i)  the ending of this Agreement; or

(ii)  the occurrence of a termination event (whether or not we exercise our right to end this Agreement);

(b) any debt (including a credit protected debt) following:

(i)  it being disputed by the customer or being subject or alleged to be subject to a right of set-off, counterclaim or reduction; or

(ii)  your wrongly notifying us of it or upon your committing a breach of warranty or undertaking relating to it;

(c) any debt (except the protected part of a credit protected debt) following the due date for payment.

 26.2.  Recourse shall be exercised by notice from us to you listing the debts which have been recoursed or referring to all outstanding debts. Such notice shall automatically have the effect of changing the status of the debts concerned to unprotected debts, even if not specifically stated.

26.3.  The amount payable by you to us for re-purchasing a recoursed debt shall be the balance of the notified amount of the debt outstanding together with any charges and other sums due to us in respect of it. For administrative convenience, where all outstanding debts are recoursed, the amount payable by you to us for re-purchasing them shall be treated as discharged when you have paid to us a sum equivalent, at the date of payment, to the debit balance on the discounting account plus any part of your liability that has not already been debited.

26.4.  All debts the subject of a recourse notice, shall continue to belong to us until your liability has been paid.

26.5.  We will credit you with any amounts received in respect of a recoursed debt after you have paid us the repurchase price.

27. ENDING OF THIS AGREEMENT

27.1. This Agreement shall come to an end in the manner set out in Clause J. On the day this Agreement ends all outstanding debts shall become unprotected and you will stop notifying debts to us, except for any that had already arisen at that date.

27.2. The ending of this Agreement shall not affect:

(a) the accrued rights or liabilities of you or us (except so far as this Agreement otherwise provides); nor

(b) the continued running of a discounting allowance or a discounting charge; nor

(c) our rights of set-of, withholding of payment or combination of accounts, nor

(d) your undertakings in Conditions 8.4(b), (g) and (i) and 29 and any other Clause or Condition of this Agreement which expressly or impliedly has effect after termination all of which will continue to be enforceable notwithstanding termination.

28.   TERMINATION EVENTS

28.1. We may end this Agreement at any time after the happening of any of the following events:

(a)  breach, considered by us to be material of:

(i)  this Agreement by you; or

(ii)  any other agreement between you and us or between you and a Group Company; or

(iii)  any agreement between an associate and us or between an associate and a Group Company; or

(iv)  any representation or undertaking, given by you or a third party, in reliance upon which we have entered into this Agreement or made any payment under it;

(b)  your becoming insolvent or convening a meeting to pass a resolution for voluntary winding up or having a petition for winding up or bankruptcy or administration presented against you or any step being taken towards a voluntary arrangement by you;

(c)  your ceasing to carry on business or threatening to do so;

(d)  the ending of any guarantee or indemnity in respect of any of your obligations to us or the insolvency or death of any person who has given such a guarantee or indemnity;

(e)  change. whether direct or indirect, in your ownership, control or constitution which we consider significant;

(f) an adverse change in your overall financial condition or operating performance which we consider material;

(g) your failure, for a consecutive period of 28 days, to notify us of any debt;

(h) any part of your income or assets, being subject to:

(i)  seizure, distress or lien; or

(ii)  enforcement of security rights; or

(iii) execution of legal process;

(i)  the making of any statutory demand on you under the Insolvency Act 1986 or the entry of any judgment or order against you which remains unsatisfied, unappealed or not complied with for seven days;

(j)  any criminal conviction (other than for motoring offences not punished by a term of imprisonment) of you, your directors, partners, members of a limited liability partnership, any person in accordance with whose directions your directors or management are accustomed to act or any person who has given us a guarantee or indemnity in respect of your obligations to us.

29.   INDEMNITY

29.1. Unless we waive our rights under this Condition, you will fully indemnify us against all specific costs (legal or otherwise), expenses, taxes, duties, levies, impositions and charges (including stamp duty, interest and penalties on this Agreement, any memoranda thereof, assignments and reassignments) payable by us in:

(a)  entering into, operating or enforcing this Agreement (other than our general overhead expenses); or

(b)  the collection or attempted collection of unprotected debts; or

(c)  the release of debts from charges, trusts or other encumbrances.

30.   WAIVERS AND SEVERANCE

30.1.  No delay or omission by us in exercising any of our rights or remedies shall impair them or operate as a waiver per or them. They are cumulative and in addition to any remedies provided at law or in equity.

30.2.  No waiver by us, of any breach by you of this Agreement, shall constitute a waiver of any future or other breach.

30.3.

The terms of this Agreement are considered by both you and us to be reasonable but should any provision be found to be valid only if some part of it were deleted, then such part shall be deleted. The validity and enforceability of the remainder of this Agreement shall not be affected.

30.4.  No exercise by us of a right or remedy shall operate so as to hinder or prevent our exercise or further exercise of that or any other right or remedy.

31.   SERVICE OF NOTICES AND PROCEEDINGS

31.1. Any notice in writing by us to you under this Agreement or any legal proceedings issued in our name which have to be served on you shall be given or served if delivered or posted to you at:

(a) your address stated in this Agreement; or

(b) your registered office; or

(c) any address at which you carry on, or were last known to carry on business; Such notice may also be given by telex, facsimile transmission or electronic medium to your number notified to us for communication by such means. It may also be handed personally to any officer of yours.

31.2. Any such notice or proceedings shall be considered served:

(a) if delivered - at the time of delivery; or

(b) if sent by post - on the second day following the date of posting; or

(c) if sent by telex, facsimile transmission or electronic medium - at the time of transmission.

  31.3. Any notice in writing by you to us under this Agreement shall take effect at the time it is received by us at our registered office or at such other address as we may give to you in writing for this purpose.

32.   DATA PROTECTION

You are a limited company (or a LLP formed tinder the Limited Liability Partnership Act 2000, Conditions 32.3, 32.4 and 32.6 do not apply to you).

32.1. We may use, analyse and assess information about you for the purposes set out below. Such information may be processed on our behalf by other Group Companies and others and may be processed on our behalf outside the European Economic Area where there may be less stringent data protection laws. In such circumstances it will be protected by a strict code of secrecy and security and will only be used in accordance with our instructions.

(a)  Group Companies may exchange. use, analyze and assess information held about you and any other relationships you may have with Group Companies, including the nature of your transactions for credit or financial assessment, making payments, market research, statistical analysis, insurance claim, underwriting and training purposes and in servicing this Agreement and any other relationships you may have with the Group Companies;

(b)  information may also be exchanged with and processed by Group Companies and others to provide you with services and to help us improve them, to provide you with details of products and for the purposes of fraud and money laundering prevention, audit and debt collection and if required by governmental and non-governmental regulators or ombudsmen;

(c)  information may also be exchanged with, and processed by, your bankers, auditors, accountants and other professional advisers, credit insurers, customers, and others, where you have authorised us to do so under this Agreement, for the purpose of administering your agreements with us and them;

(d)  in the event that we transfer all or any of our rights or obligations under this Agreement we have with you to a third party, we may transfer information about you to them to enable them to enforce those rights or comply with those obligations. If your customer is located overseas, this may involve passing information outside the European Economic Area;

(e)  we may pass information to any guarantor or indemnifier of your liability to enable them to assess their obligations;

(f)  we may pass information to our or your insurers for underwriting and/or claims purposes.

32.2.  Where appropriate from time to time during your relationship with us, we will search your record at credit application. If you give us false or inaccurate information and we suspect fraud, we will record this. We may also use credit scoring and may search the voters roll and carry out other identity checks.

Records held by credit reference and fraud prevention agencies may be used and searched by us and other organisations for the following purposes:

(a)  to help make decisions about credit and credit related services and to manage accounts for you and (where appropriate) members of your household;

(b)  to help make decisions about motor, credit, life and other insurance proposals and insurance claims and to manage policies for you and (where appropriate) members of your household; or

(c)  fraud prevention, debtor tracing, debt recovery and to check your identity to prevent money laundering.

We, the credit reference and fraud prevention agencies will also use the records for statistical analysis about credit, insurance and fraud.

If you require details of the credit reference and fraud prevention agencies we use, please contact us on Freephone number 0800 34 34 35.

32.3  We may:

(a) for training and/or security purposes, monitor and/or record your phone calls with us; and

(b)  need to make and retain photocopies of passports, driving licences or other identification evidence that you provide; and

(c)  in the interests of security, use CCTV recording equipment in and around our premises. All recordings are our sole property.

32.4

Under data protection legislation you can ask in writing for a copy of certain personal records we hold about you. A charge will be made for this service.

32.5

Subject to Condition 32.6, Group Companies may exchange, use, analyse and assess information held about you to give you information about the products and services available from Group Companies and those of selected third parties which may interest you by telephone, post or other means.

32.6

If you do not wish to be contacted for direct marketing purposes or for us to pass your details to other Group Companies for direct marketing purposes, please tick the appropriate box or boxes in this Agreement or contact our information Team on Freephone number 0800 34 34 35.

32.7.

You warrant that you have made, and will continue to make, any necessary notification or registration required under the Data Protection Acts. In respect of any data regulated thereunder you warrant that where it has already been transferred to us, such transfer has complied with the provisions of the Data Protection Acts.

32.8

You warrant that you are not subject to any investigation or enforcement procedures by the Information Commissioner relating to alleged non-compliance with the Data Protection Acts or any court or similar proceedings brought by a third party in respect of such alleged non-compliance relating to personal data which are or may be transferred to us under this Agreement. You will promptly advise us should you receive any such investigation, assessment, enforcement procedures or proceedings and of any remedial action taken or to be taken by you. Where you have amended information previously sent to us you warrant that you have advised us of all the changes made. If, in the future, you amend any information already sent to us about a customer then you undertake promptly to advise us of all changes made.

32.9

You undertake:

(a)  to ensure that all information about your customers that you may process and/or transfer to us is accurate and if necessary its transfer (where appropriate) fully complies with the Data Protection Acts; and

(b)  to advise your sole trader and partnership customers about how you process information about them, your disclosures of it to us and the use we will make of such information including supplying it to credit reference agencies and making searches with them.

33.   DEFINITIONS

33.1.  In this Agreement the following expressions have the meanings set out opposite each of them:

Assignment - A transfer of ownership by whatever means and whether formal or informal.

Associate - Any partnership, body corporate or other form of business association in which you or any of your directors, members, partners or employees have a material interest; and any other form of associate as defined by section 184 of the Consumer Credit Act 1974.

Associated Rights - In relation to any debt - any of the following:

(a) all your rights provided by or retained under the contract of sale;

(b) our title to goods under Condition 10.2; (c) insurances;

(d) all negotiable and non-negotiable instruments, all securities, bonds, guarantees and indemnities;

(e) all your rights to any ledger, computer or electronic data or document recording or evidencing a debt; and

(f) all goods returned to or repossessed by you.

Availability - Your entitlement to be paid by us a sum equivalent, at the time of payment, to any current account credit balance less the retention.

Base Rate - The Sterling Base Rate (or if the discounting account is kept in a currency other than sterling its equivalent for that currency) quoted from time to time, by HSBC Bank plc (or its successors) for London based accounts or three per cent, if higher.

British Isles - The United Kingdom, the Republic of Ireland, the Isle of Man and the Channel Islands.

Commencement Date - The date stated in Clause H.1 of the Agreement.

Concentration Limit - (Applicable only to our Finance Service). The maximum amount of eligible debts, due from a single customer, to which the prepayment facility will apply, being the percentage specified in Clause F.4 of the amount of all eligible debts.

Contract of Sale - Any contract by you for the hiring or supply of goods or the provision of services to a customer.

Credit Protection - The absence of a right of recourse to you (except for Value Added Tax under Condition 24) in respect of those debts purchased by us which we designate as credit protected debts.

Credit Protected Debt - (Applicable only to our Credit Protection Service). Debts for which we provide credit protection, being the percentage specified in Clause G.1 of any notified debt within a credit protection limit (unless it becomes unprotected under the provisions of Conditions 5.6 or 5.7).

Credit Protection Limit - (Applicable only to our Credit Protection Service). The maximum amount, determined by us from time to time, in whatever currency, which may be owed by a customer in respect of notified debts which may rank as credit protected debts.

Current Account Balance - The debit or credit balance for the time being on the current account or the amount that would represent such debit or credit balance if all debits or credits due to be made to that account had been made.

Customer - A person carrying on business to whom goods are or may be supplied under a contract of sale.

Data Protection Acts - The Data Protection Act 1984, the Data Protection Act 1998, any Act of Parliament which comes into effect after the date of this Agreement in relation to data protection, any related subordinate legislation.

Debt - Any debt or other obligation (including any tax, duty or interest), present, future or contingent, of any customer under a contract of sale and all associated rights. A debt, where the context permits, shall include part of a debt.

Delivered - In relation to goods - dispatched in the British Isles to the order of a customer. In relation to services - completed. "Deliver" and "delivery" are to be construed accordingly.

Discounting Allowance - An allowance to be credited to you, calculated in respect of any daily credit balance on the discounting account.

Discounting Charge - A charge to be debited to you, calculated in respect of any daily debit balance on the discounting account.

EDl - The transmission of data between you and us by electronic means.

Eligible Debts - (Applicable only to our Finance Service). Debts eligible for prepayments, being all notified debts within funding limits except:

  (a) those debts which are or have been at any time subject to breach of any warranty or undertaking given to us (including debts in any way disputed by customers);

  (b) debts in excess of the concentration limit;

  (c) non notifiable debts;

  (d) debts which the customer cannot pay by reason of force majeure;

  (e) debts which we consider at our discretion to be seriously overdue for payment unless they are credit protected;

  (f) debts, selected by us at our discretion, that we may wish to confirm have been notified in compliance with your warranties and undertakings to us. before we treat them as eligible debts:

(g) at our discretion, debts in respect of interest.

First Loss - (Applicable only to our Credit Protection Service). In relation to each customer at any time and in addition to all other unprotected debts - the amount specified in Clause G.2, (or in relation to a foreign currency debt the equivalent amount in the currency of the debt at the rate of exchange quoted to us by our bankers) which shall not be subject to credit protection, despite being within a credit protection limit.

Force Majeure - Any event or circumstance, whether arising from natural causes, human intervention or otherwise, beyond our control or the control of the customer including strikes, lockouts, labour disputes, riot, civil commotion, war, tire, flood, Act of God, laws, acts or direction of any government or governmental agency.

Foreign Currency Debt - A debt which, according to the contract of sale, is payable in a currency other than sterling.

Funding Limit - (Applicable only to our Finance Service). The maximum amount, determined by us from time to time, in whatever currency, which may be owed by a customer in respect of notified debts which may rank as eligible debts.

Goods - Goods or services which are the subject of a contract of sale.

Gross Amount - In relation to a notified debt - the total amount payable by a customer, including any tax and before any deduction, discount or allowance, whether for prompt payment or otherwise.

Group Company - HSBC Holdings plc, its subsidiaries and associated companies. Insolvency - In relation to:

(a) an individual - bankruptcy or sequestration; or

(b) a company or limited liability partnership - the passing of a resolution for voluntary winding up by reason of insolvency, the making of a winding up order, the appointment of an administrator under the Insolvency Act 1986 or the appointment of a receiver (whether in or out of court) or an administrative receiver of any of the assets or income of the company or limited liability partnership;

(c) a partnership - bankruptcy or winding up or an administration order;

(d) any person - entry by that person into a voluntary arrangement under the Insolvency Act 1986 or any informal arrangement generally for the benefit of creditors and "insolvent" is to be construed accordingly.

LedgerlineTM - Under whatever name we call the service, the provision of information relating to your account through the internet or by any other link to our computer, and such other computerised facilities as shall be set out in the LedgerlineTM User Guide from time to time.

LedgerlineTM User Guide - The manual and/or guidance facilities however provided or delivered by us to you, whether in electronic or other form, detailing and/or explaining the information and services available by LedgerlineTM or EDI and the rules and standards for their operation, as amended, varied or replaced by us, from time to time.

Minimum Annual Service Charge - The minimum total of service charges, as specified in Clause H.7 of this Agreement, payable in any period of twelve months from the first day of the month following the commencement date.

Notify - In relation to a debt - the notification by you to us of the existence of that debt and the invoice or credit note relating to it, in such form and by such method as we may from time to time require. "Notified" and "notification" are to be construed accordingly.

Non Notifiable Debt - A debt, owned by us under this Agreement, which must not be notified to us until we tell you, including all those referred to in Condition 21.1(o) and (p).

Prepayment - (Applicable only to our Finance Service) - An advance payment by us to you on account of the purchase price of a notified debt.

Prepayment Facility - (Applicable only to our Finance Service) - The amount of prepayment to be made by us to you, being the percentage specified in Clause F.I of the purchase price of each eligible debt, provided that the availability is not exceeded.

Purchase Price - The amount payable by us to you for each debt purchased by us.

Recourse - Our right, by oral or written notice, to require you immediately to repurchase an outstanding debt for the price described in Condition 26.3.

Remittance - A payment made by or on behalf of a customer in full or part settlement of a debt.

Retention - That part of the current account balance at any time in credit that you may not withdraw, being equivalent to the total of:

(a)  the excess of the notified value of debts over the prepayment facility; and

(b)  the value of all claims from or defences by customers which have arisen or may arise against you or us; and

(c)  your liability (to the extent that it has not already been debited to your current account).

Service Charge - A charge to you for the administration of the services provided by us.

Sterling - The lawful currency of the United Kingdom, from time to time, including the pound sterling or any successor thereto.

Termination Event - An event, listed in Condition 28, entitling us to end this Agreement.

Unprotected Debt - A debt which is not subject to credit protection, including any debt which is outstanding at the time this Agreement comes to an end, even if previously credit protected.

US or We - HSBC Invoice Finance (UK) Ltd and where the context so requires, our successors or assignees.

Value Date - The date on which transactions are recorded on your discounting account for the purpose of calculating discounting allowances and charges. Value dates are determined in accordance with the provisions of Condition 18.2.

VAT Bad Debt Scheme - The scheme and procedures, as may be varied from time to time, established by HM Customs and Excise to enable suppliers of goods to reclaim the value added tax element of debts which become bad or doubtful.

Working Day - A day when we are open for business and banks in the City of London are also open for the conduct of all banking business.

You - The Client named in the Client Particulars in this Agreement.

Your Liability - All your present liabilities to us and our reasonable estimate of any future and contingent liabilities however arising including but not limited to:

(a)  any liability of yours to us in respect of any amount due from you and assigned to us by any of your suppliers or as an indemnifier of another client of ours; and

(b)  any liability under our rights of recourse; and

(c)  any liability in respect of our charges.

34.   MISCELLANEOUS

34.1. Any reference to these Conditions or to this Agreement is to them as amended, varied, supplemented, substituted or novated from time to time. Any reference to "this Agreement" shall be treated as a reference in the Agreement separately executed by you and us together with these Conditions,

34.2. Any reference to a statute includes any amendment or replacement or re-enactment of that statute, for the time being in force and any subordinate legislation made under it.

34.3. The singular includes the plural and vice versa, and reference to any gender shall include any other gender.

34.4. You consent to our novating to any other person any or all of our obligations, rights and remedies after which you will be contractually bound under the terms of this Agreement to such other person in respect of the novated matters.

34.5.  References to any person are to include that person's permitted assignees, transferees or successors in title and references to LedgerlineTM are to include any variation or successor thereto.

34.6.  The meaning of general words introduced by the word "other" is not to be limited by reference to any preceding word indicating a particular class of acts, matters or things.  Where we have a discretion in any matter it shall be treated as an absolute discretion.

34.7. Where in or in relation to any place outside England the meaning of a word or expression used in this Agreement is to be considered and such word or expression has no counterpart in that place, it is to have the meaning of its closest equivalent in that place.